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                                                            EXHIBIT 10.11.3


                           SECOND AMENDMENT TO THE
                           UNION CARBIDE CORPORATION
                      BENEFITS PROTECTION TRUST AGREEMENT


     The Union Carbide Corporation Benefits Protection Trust (Amended and Restated Effective August 29, 1997) (the "Trust") between Union Carbide Corporation and State Street Bank and Trust Company, as Trustee, is hereby amended as follows:

     1. Paragraph (b) of Article THIRD is amended by deleting the third and fourth sentences thereof and inserting in their place:

           "After a Change In Control, upon the request of the Committee, the Company shall furnish the Committee such Participant Data as may be reasonably necessary for the Committee to perform its fiduciary duties under Article EIGHTH (c)(2). Any Participant Data furnished to the Committee shall be: (1) aggregate data; (2) individual data which has been redacted of individually identifiable information, provided that such date will include salary grades and any other information which the Committee deems necessary; or (3) individual data, for which the Committee provides the Company a signed and notarized release acceptable to the Company from the participant or beneficiary on whom it seeks individual data."

     2. Paragraph (e) of Article THIRD is hereby deleted in its entirety, and the following inserted in its place:

           "(e) Notwithstanding any other provision of this Agreement, the Company is not required to make any contributions to the Trust."

     3. Paragraph (c) (1) of Article EIGHTH is amended to delete the first and second sentences and replace them with the following:

           "Within thirty (30) days after a Change In Control, the Company shall notify active employees in writing of the Committee's availability to aid the participants and beneficiaries of the Protected Plans in pursuing any claims they may have against the Company under the terms of those Protected Plans. The Company shall send such notice to active employees who have access to e-mail utilizing any of the following methods: first class mail, e-mail, or by placing such notice on an electronic website accessible to the Company's employees. If the Company puts the notice on an electronic website, then the Company will send an e-mail
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           message to such active employees, referring them to the electronic website. With respect to the active employees who do not have access to e-mail, the Company will post the notice on bulletin boards accessible to such active employees.

           With respect to retirees who are retired as of the date of the Change In Control and their surviving spouses, the Company will send the notice by first class mail within 30 days after the Change In Control. Prior to such mailing, a script will be provided to Retiree Services and read to any retiree or surviving spouse who asks Retiree Services about the Committee or their benefits under the Protected Plans, which will explain the existence of the Committee."

     4. The first sentence of Paragraph (b) of Article NINTH is amended in its entirety to read as follows:

           "The Committee shall consist of up to three (3) members to be appointed by and serve at the pleasure of the Board of Directors of the Company. In addition, the Board of Directors may appoint an advisor to the Committee (the "Advisor"), who may be legal or other counsel to the Company, an affiliate, a member of a Committee or an officer or member of the Board of Directors or an affiliate."

     5. Paragraph (b) of Article NINTH is amended by adding the following two sentences at the end thereof:

           "Prior to a Change in Control, the Board shall appoint a member of the Committee to be the Chairman of the Committee. Upon a Change in Control, the Committee shall be responsible for appointing a member of the Committee as the Chairman of the Committee."

     6. The first sentence of Paragraph (c)(4) of Article NINTH is amended in its entirety to read as follows:

           "After a Change in Control, subject to Paragraph (b) of Article FIFTEENTH, the Committee, by action of a majority of its members, shall have the authority to amend this Agreement."

     7.    Paragraph (c) of Article NINTH is amended by adding a new subsection
           (vi) thereof to read as follows:

           "(vi) Make rules and regulations for the administration of the Committee which are not inconsistent with the terms and provisions of this Agreement."

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     8.   Paragraph (f) of Article NINTH is amended in its entirety to read as follows:

          "(f)   Each member of the Committee, and any Advisor to the
          Committee, shall receive compensation, as specified in Schedule 4, for their services in connection with the Trust."

     9. Paragraph 13(d) of Article THIRTEENTH is amended in its entirety to read as follows:

          "(d) Until written notice is given to the contrary, communications to the Trustee shall be sent to it at its office at 3 Pine Hill Drive, Quincy, MA 02169, Attention: Legal Division; communications to the Company shall be sent to it at its office at 2030 Dow Center, Midland, Michigan 48674, Attention: General Counsel and communications to the Committee shall be sent to it c/o the Trustee, at State Street Bank, 200 Newport Avenue, North Quincy, MA 02171, Attn. Jill Goodwin, who shall be responsible for sending copies of each such communication to each member of the Committee."

     10. Paragraph (b) of Article FIFTEENTH is hereby amended to delete the first and second sentences and replace them with the following:

          "Notwithstanding any other provisions of this Agreement, the provisions of this Agreement and the Trust created thereby may not be amended after the date a Change In Control occurs without the consent of the Company. Further, no amendment shall be made without the Trustee's consent thereto in writing if, and to the extent that, the effect of such amendment is to increase the Trustee's responsibilities hereunder."

     11.  A new paragraph (e) is added to Article FIFTEENTH:

          "(e) Notwithstanding any other provisions of this Agreement, if this Agreement and the Trust created thereby are still in existence on the eleventh anniversary of the date the Company is merged into a subsidiary of The Dow Chemical Company (the "Termination Date"), this Agreement shall automatically terminate effective of its own accord; except that, to the extent certain provisions of the Agreement are necessary to remain in effect in order to resolve and pay the claims that were already initiated by the Committee against the Company on or before the Termination Date that are still pending on or after the Termination Date, such provisions of the Agreement and the Trust may remain in effect for the sole purpose of resolving such claims. Upon the resolution of such claims the Agreement and Trust shall automatically and

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          completely terminate of its own accord. The Committee shall not accept any new claims on or after the Termination Date. Upon the termination of the Trust, the Trustee shall have a right to have its account settled as provided in Article TWELFTH hereof. Any assets remaining in the Trust shall revert to the Company."

     12. Paragraph 6 of Schedule 2 of the Trust is amended in its entirety to read as follows:

          "6.   All outstanding Severance Compensation Agreements."

     13. Schedule 2 of the Trust is amended by adding the following items directly at the end thereof:

          "14. Non-Competition and Release Agreements approved by the Dow Chemical Company in writing.

           15. Consulting Agreements for services rendered after a Change in Control approved by the Dow Chemical Company in writing.

           16. 1997 Union Carbide Variable Compensation Plan, for compensation earned during the calendar year 2000, which is payable in 2001, to the extent that the total amount earned by all of the participants in such Plan in 2000 shall not exceed $12,100,000.

           17. 1997 Union Carbide Mid-Management Variable Compensation Plan, for compensation earned during the calendar year 2000, which is payable in 2001, to the extent that the total amount earned by all of the participants in such Plan in 2000 shall not exceed $25,500,000.

           18. Tax Indemnification Agreements approved by the Dow Chemical Company in writing."

     14.   Schedule 4 of the Trust is amended to read as follows:

                                  "Schedule 4

                        Committee's and Advisor's Fees

           Annual Retainer: $10,000

           For each day or partial day: $2,500, plus reasonable expenses

           The fees contained in this Schedule shall remain in effect for one year after a Change in Control. Thereafter, the Committee's and Advisor's Fees shall be determined by the Committee."

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     15.   This Second Amendment shall be effective as of February 1, 2001.


                           UNION CARBIDE CORPORATION


                           By:/S/ M.A. Kessinger
                           Title: Vice President, Human Resources

                           Date:  February 1, 2001



                           STATE STREET BANK AND TRUST
                           COMPANY, AS TRUSTEE

                           By:/S/ Kelly Q. Driscoll
                           Title: Vice President

                           Date:  February 1, 2001

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